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                                                                EXHIBIT 4.23


                                     WAIVER

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This WAIVER to AMENDED AND RESTATED CREDIT AGREEMENT ("Waiver") is made as of March 23, 2000 by and among Archibald Candy Corporation (the "Borrower"), the financial institutions (the "Lenders") party to the "Credit Agreement" (defined below), and Bank One, NA, having its principal office in Chicago, Illinois, formerly known as The First National Bank of Chicago, as Agent. Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 2, 1997 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Lenders and the Agent provide a limited waiver under the Credit Agreement with respect to the financial covenant set forth in SECTION 6.4(B);

     WHEREAS, the Lenders and the Agent are willing to provide such a limited waiver on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders have entered into this Waiver.

     1. LIMITED WAIVER. Effective as of the date hereof, as expressly limited hereby and subject to the satisfaction of the condition precedent set forth in SECTION 2 below, the Lenders and the Agent hereby agree to waive the requirements, as existed immediately prior to the effectiveness of this Waiver, of SECTION 6.4(B) of the Credit Agreement with respect to the fiscal quarter ended February 26, 2000.

     2. CONDITIONS OF EFFECTIVENESS. This Waiver shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received four (4) duly executed originals of this Waiver from the Borrower and the Lenders.

     3. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower hereby represents and warrants as follows:

        (a) The Credit Agreement as previously executed constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms.

        (b) Upon the effectiveness of this Waiver, the Borrower hereby (i) represents that no Default or Unmatured Default exists, (ii) reaffirms all covenants, representations and warranties made in the Credit Agreement, and
(iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Waiver.

     4.   EFFECT ON THE CREDIT AGREEMENT.

        (a) Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended previously and as modified by waiver hereby.


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        (b) Except as specifically modified by waiver above, the Credit
Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Waiver shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Waiver.

     6. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     7. HEADINGS. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

     8. COUNTERPARTS. This Waiver may be executed by one or more of the parties to the Waiver on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Waiver. In the event an ambiguity or question of intent or interpretation arises, this Waiver shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Waiver.

     IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first above written.

                                 ARCHIBALD CANDY CORPORATION

                                 By:   /s/ THOMAS G. KASVIN
                                       --------------------
                                 Name:     Thomas G. Kasvin
                                 Title:    Vice President & Chief
                                           Financial Officer


                                 BANK ONE, NA, HAVING ITS PRINCIPAL OFFICE IN
                                 CHICAGO, ILLINOIS, formerly known as The First National Bank of Chicago

                                 By:   /s/ KEVIN GILLEN
                                       ------------------------
                                 Name:     Kevin Gillen
                                 Title:    Vice President


                                 FLEET BUSINESS CREDIT CORPORATION,
                                 formerly known as Sanwa Business
                                 Credit Corporation

                                 By:   /s/ DONALD A. MASTRO
                                       --------------------------
                                 Name:     Donald A. Mastro
                                 Title:    Vice President